EXHIBIT 10.2

GUARANTEE
OF
EMMIS COMMUNICATIONS CORPORATION

THIS GUARANTEE, dated as of June 20, 2011 (this “Guarantee”), by Emmis Communications Corporation, an Indiana corporation (the “Guarantor”), in favor of each of GTCR Merlin Holdings, LLC and Benjamin L. Homel (each, a “Beneficiary” and together, the “Beneficiaries”).

1.           Guarantee.  To induce the Beneficiaries to enter into that certain Purchase Agreement, dated as of June 20, 2011 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among the Beneficiaries and Emmis Operating Company, an Indiana corporation (“Emmis Operating”), Emmis Radio, LLC, an Indiana limited liability company (“Emmis Radio”), Emmis Radio License, LLC, an Indiana limited liability company (“Emmis License”) and Emmis Radio Holding Corporation, an Indiana corporation (“Emmis Radio 1”), Emmis Radio Holding II Corporation, an Indiana corporation (“Emmis Radio 2” and, together with Emmis Operating, Emmis Radio, Emmis Radio 1 and Emmis License, the “Obligors” and each, an “Obligor”), the Guarantor is entering into this Guarantee and hereby absolutely, unconditionally and irrevocably guarantees to the Beneficiaries the obligations of the Obligors under the Purchase Agreement and the Related Documents (the “Obligations”).  The Beneficiaries hereby agree that the Guarantor shall not have any obligation or liability to any Person relating to, arising out of or in connection with this Guarantee or the Purchase Agreement other than as expressly set forth herein.  Capitalized terms used herein and not defined have the meanings set forth in the Purchase Agreement.

2.           Nature of Guarantee.  The Beneficiaries shall not be obligated to file any claim relating to the Obligations in the event that any Obligor becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Beneficiaries to so file shall not affect the Guarantor’s obligations hereunder.  In the event that any delivery to the Beneficiaries in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such delivery had not occurred.  This is an unconditional guarantee of performance, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee, irrespective of whether any action is brought against any Obligor or any other Person or whether any of the Obligors or any other Person is joined in any such action or actions.  The Guarantor reserves the right to assert defenses that the Obligors may have to performance of any Obligation, other than defenses arising from insolvency, bankruptcy, reorganization or similar proceeding of the Obligors and other defenses expressly waived hereby.  It is expressly acknowledged that the obligations of the Guarantor are independent and separate from the Obligations and any other obligations of the Obligors or any other Person.

3.           Changes in Obligations; Certain Waivers.  The Guarantor agrees that the Beneficiaries may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of performance of any of the Obligations, and may also make any agreement with the Obligors for the creation, extension, renewal, accrual, acceleration, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Beneficiaries and the Obligors without in any way impairing or affecting this Guarantee.  The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Beneficiaries to assert any claim or demand or to enforce any right or remedy against the Obligors or any other Person interested in the transactions contemplated by the Purchase Agreement; (b) any change in the time, place, manner or terms of performance of any of the Obligations or any rescission, waiver, compromise, consolidation or any change or extension of the time of payment or performance of, renewal or alteration of, any of the Obligations, any escrow arrangement or other security therefor, any liability incurred directly or indirectly in respect thereof, or other amendment or modification or waiver of or consent to any departure from any of the terms or provisions of the Purchase Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (c) the addition, substitution or release of any other Person interested in the transactions contemplated by the Purchase Agreement in accordance with the terms of the Purchase Agreement; (d) any change in the limited liability company or corporate, as applicable, existence, structure or ownership of any Obligor or any other Person interested in the transactions contemplated by the Purchase Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligor or any other Person interested in the transactions contemplated in the Purchase Agreement; (f) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Obligors or the Beneficiaries, whether in connection with the Obligations or otherwise, (g) the adequacy of any other means the Beneficiaries may have of obtaining performance of the Obligations or (h) the value, genuineness, validity, regularity, illegality or enforceability of the Purchase Agreement or the Obligations.  To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Beneficiaries.  The Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for performance, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium or other similar Law now or hereafter in effect, any right to require the marshalling of assets of the Obligors or any other entity or other Person interested in the transactions contemplated by the Purchase Agreement, and all suretyship defenses generally (other than defenses to the performance of the Obligations that are available to the Obligors under the Purchase Agreement).  The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Purchase Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.  Notwithstanding anything to the contrary contained in this Guarantee, the Beneficiaries hereby agree that to the extent the Obligors are relieved of any of their obligations under and pursuant to the terms of the Purchase Agreement, the Guarantor shall be similarly relieved of such Obligations under this Guarantee.

4.           No Waiver; Cumulative Rights.  No failure on the part of the Beneficiaries to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Beneficiaries of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder.  Each and every right, remedy and power hereby granted to the Beneficiaries or allowed them by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Beneficiaries at any time or from time to time.  The Beneficiaries shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Beneficiaries’ rights against, the Obligors or any other Person interested in the transactions contemplated by the Purchase Agreement now or hereafter liable for any Obligations prior to proceeding against the Guarantor.

5.           Representations and Warranties.  The Guarantor hereby represents and warrants that:

(a)           it has all necessary power and authority to execute, deliver and perform this Guarantee, the execution, delivery and performance of this Guarantee have been duly authorized by all necessary action and do not contravene any provision of the Guarantor’s articles of incorporation, bylaws or similar organizational documents or any Law, judgment or contractual restriction binding on the Guarantor or its assets;

(b)           all consents, approvals, authorizations and permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;

(c)           this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d)           the Guarantor has the financial capacity to pay and perform its obligations under this Guarantee, and all funds necessary for the Guarantor to fulfill its obligations under this Guarantee shall be available to the Guarantor for so long as this Guarantee shall remain in effect in accordance with Section 8 hereof.

6.           No Assignment.  The Guarantor may not assign its obligations hereunder to any other Person (except by operation of law) without the prior written consent of the Beneficiaries.

7.           Notices.  All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by telecopy (with respect to this clause (d), solely if receipt is confirmed), addressed as follows:

Attention: Scott Enright
Emmis Communications Corporation
One Emmis Plaza
40 Monument Circle
Suite 700
Indianapolis, Indiana 46204
Tel: (317) 684-6565
Facsimile: (317) 684-5583

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, New York 10019-6064
Attn: James M. Dubin and Kelley D. Parker
Tel: (212) 373-3000
Facsimile: (212) 757-3990

or to such other address or facsimile number as the Guarantor shall have notified the Beneficiaries in a written notice delivered to the Beneficiaries in accordance with the Purchase Agreement.  All notices to the Beneficiaries hereunder shall be delivered as set forth in the Purchase Agreement.

8.           Continuing Guarantee.  This Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all Obligations have been indefeasibly satisfied in full, and shall inure to the benefit of, and be enforceable by, the Beneficiaries and their successors, transferees and assigns.  Notwithstanding the foregoing, the obligations of the Guarantor pursuant to this Guarantee shall automatically terminate and the Guarantor shall have no further obligations hereunder when all Obligations have been satisfied in full.  Notwithstanding the foregoing, in the event that the Beneficiaries or any of their Affiliates asserts in any litigation or other proceeding that the provisions of this Section 8 or Section 9 hereof are illegal, invalid or unenforceable in whole or in part, asserts any theory of liability against the Guarantor or any Affiliate of the Guarantor (other than the Obligors) with respect to the transactions contemplated by the Purchase Agreement other than liability of the Guarantor under this Guarantee, then (i) the obligations of the Guarantor under this Guarantee shall terminate ab initio and be null and void, (ii) if the Guarantor has previously made any payments under this Guarantee, it shall be entitled to recover such payments, and (iii) neither the Guarantor nor any Affiliate of the Guarantor (other than the Obligors) shall have any liability to the Beneficiaries with respect to the transactions contemplated by the Purchase Agreement, the Contribution Agreement or any Related Document or under this Guarantee.

9.           Recourse.  For all purposes of this Guarantee, pursuit of a claim against a Person by the Beneficiaries or any Beneficiary’s Affiliate on such Beneficiary’s behalf shall be deemed to be pursuit of a claim by the Beneficiaries.  A Person shall be deemed to have pursued a claim against another Person if such first Person brings a legal action against such Person, adds such other Person to an existing Action, or otherwise asserts a legal claim of any nature against such Person.

10.           Subrogation.  The Guarantor will not exercise any rights of subrogation or contribution, whether arising by contract or operation of law (including without limitation any such right arising under bankruptcy or insolvency Laws) or otherwise, by reason of any performance by it pursuant to the provisions of Section 1 hereof unless and until the Obligations have been indefeasibly satisfied.

11.           Amendments and Waivers.  No amendment or waiver of any provision of this Guarantee will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Beneficiaries, or in the case of waiver, by the party against whom the waiver is to be effective.  No waiver by any party of any breach or violation of, or default under, this Guarantee, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.           Severability.  Any term or provision of this Guarantee that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  No party hereto shall assert, and each party shall cause its respective Affiliates not to assert, that this Guarantee or any part hereof is invalid, illegal or unenforceable.

13.           Headings.  The headings contained in this Guarantee are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

14.           Entire Agreement.  This Guarantee, the Purchase Agreement, the Contribution Agreement and the Related Documents constitute the entire agreement with respect to the subject matter hereof and supersede any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among the Obligors and the Guarantor or any of their respective Affiliates on the one hand, and the Beneficiaries or any of their Affiliates on the other hand.

15.           Governing Law.  This Guarantee, and all claims or causes of action based upon, arising out of or related to this Guarantee, the negotiation, execution or performance hereof or the inducement of any party to enter into this Guarantee and the other documents to be delivered pursuant hereto, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise, shall be governed by, and construed in accordance with, the Laws of the State of New York, including all matters of construction, validity and performance, in each case without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

16.           Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a)           Each of the parties hereto agrees that any dispute, controversy or claim arising out of or relating to this Guarantee shall be resolved only in the Courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts.  In that context, and without limiting the generality of the foregoing, each of the Parties by this Guarantee irrevocably and unconditionally:

(i)           submits for itself and its property in any Action relating to this Guarantee, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York sitting in the County of New York, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such Action shall be heard and determined in such New York State court or, to the extent permitted by Law, in such federal court;

(ii)          consents that any such Action may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)         agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided herein (with respect to the Guarantor) or in the Purchase Agreement (with respect to the Beneficiaries); and

(iv)         agrees that nothing in this Guarantee shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York.

(b)           EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE, THE PURCHASE AGREEMENT, THE CONTRIBUTION AGREEMENT OR ANY RELATED DOCUMENT.  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE, THE RELATED DOCUMENTS AND ANY OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17.           Counterparts.  This Guarantee may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Guarantor and the Beneficiaries have caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Executive Vice President

[Signature page to Emmis Guarantee]

Accepted and Agreed to:

GTCR Merlin Holdings, LLC

By:	/s/ Philip A. Canfield
Name:	Philip A. Canfield
Title:	Vice President

/s/ Benjamin L. Homel
Benjamin L. Homel

[Signature page to Emmis Guarantee]